UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1996 Lundy Avenue, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-943-4200

255 Consumers Road, Suite 500, Toronto, ON M2J 1R4
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03 Bankruptcy or Receivership.

On October 31, 2006, the Registrant filed for Chapter 11 bankruptcy protection, in the United States Bankruptcy Court for the District of Delaware (the "Court"), Case No. 06-11267. The filing requested that Mr. Daniel Rumsey, the Registrant's Chief Restructuring Officer and Chairman, and Mr. Richard Reiss, Director, be left in possession subject to the supervision and orders of the Court.

The Registrant intends to submit its plan of reorganization (the "Plan") for approval by the Court just as soon as reasonably practicable. It is anticipated that the Plan will allow the Registrant to continue as a reporting company under the Securities Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 31, 2006, Mr. T. Scott Worthington's employment as Vice President and Chief Financial Officer of the Registrant was terminated. The termination was the result of the Registrant's continued reduction in staff and followed the sale of the Registrant's 900 MHz business unit on October 17, 2006. There were no disagreements between Mr. Worthington and the Company and the Registrant intends to contract, on an as needed basis, with Mr. Worthington.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

November 1, 2006	By:	Daniel Rumsey

Name: Daniel Rumsey
Title: Chief Restructuring Officer